Exhibit 10.

NASDAQ RULE EXEMPTIONS

     The Company has been granted exemptions by the Nasdaq from certain Nasdaq Marketplace Rules. They are as follows:

     1.   Quorum (Marketplace Rule 4350(f)). Nasdaq requires issuers’ by-laws to establish a minimum quorum of 33 1/3% for any meeting of the holders of common stock. Luxembourg corporate law does not provide for a quorum requirement for any meetings of shareholders other than extraordinary general meetings acting on specific resolutions. A special quorum, however, is required by Luxembourg law to amend a company’s articles of incorporation. The absence of a quorum requirement in the Company’s Articles of Incorporation is consistent with Luxembourg law and such a requirement would be contrary to generally accepted business practice in Luxembourg. None of the shareholders meetings of the Company since its initial listing in 2000 has had less than 33 1/3% of the holders of common stock present.

     2.   Solicitation of Proxies (Marketplace Rule 4350 (g)). Nasdaq requires each issuer to solicit proxies and to provide proxy statements for all meetings of shareholders. The Company, in accordance with Luxembourg practice, informs shareholders of all meetings in a public notice, which contains details regarding how shareholders may participate in the meeting. The convening notice for the annual general meeting of the shareholders of the Company is made publicly available, is delivered to registered shareholders and is delivered to holders of the Company’s American depositary shares located through the depositary. The information in the convening notice includes, among other things, audited financial statements, information on compensation of the CEO and the board of directors, draft resolutions and a form of proxy if desired by the shareholder along with instructions for its completion and delivery. The Company’s practice of not soliciting proxies and providing proxy statements is consistent with Luxembourg law and a requirement to do so would be contrary to generally accepted business practice in Luxembourg.

     3.   Shareholder Approval (Marketplace Rule 4350(i)). Nasdaq requires each issuer to obtain shareholder approval prior to the issuance of certain securities, including when an issuance will result in a change of control, or in connection with the acquisition of the stock or assets of another corporation. Luxembourg law requires that shareholder approval shall be obtained for all issuances of securities. Luxembourg law permits shareholders to approve certain delegations to the board of directors regarding the issuance of securities with certain limitations on the purposes for, and time during which, the delegation may be used.